               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 29, 2001 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated March 30, 2001 accompanying the financial statements of Penn Mutual Variable Life Account I in the Post-Effective Amendment Number 14 to Registration Statement Number 33-54662 on Form S-6 and the related Prospectus of Penn Mutual Variable Life Account I.


                                                           /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
April 18, 2001